UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): November 13, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS	3
SIGNATURES	4

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Chief Financial Officer and Corporate Controller

Effective November 14, 2004, Truman Cole resigned as our Vice President and Chief Financial Officer. Mr. Cole was our principal financial officer and our principal accounting officer. Effective November 13, 2004, Andrew Morrison resigned as our Corporate Controller. While having resigned, Messrs. Cole and Morrison have offered to assist us as consultants through a transition period. We have not yet named any individuals to fill the roles previously held by Messrs. Cole and Morrison, and we do not know when we will be able to name a principal financial officer or a principal accounting officer.

Cautionary Statement:

In addition to the historical information contained in this Current Report, this Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.

These forward looking statements include, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “intends” and words of similar import. Such forward-looking statements will have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others: any adverse impact on us from the resignation of our Chief Financial Officer and Corporate Controller; our ability to hire a new Chief Financial Officer and a new Corporate Controller; and other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2003 and in our other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. Our expectations and the events, conditions and circumstances on which these forward-looking statements are based may change.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2004	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Jonathan Morgan
Jonathan Morgan
Chief Executive Officer

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